As filed with the Securities and Exchange Commission on July 3, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
under the Securities Act of 1933

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

CANADA	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2838 Bovaird Drive West
Brampton, Ontario L7A 0H2, Canada
(905) 455-1990
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert McKeracher
Vice President and Chief Financial Officer
SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario L7A 0H2, Canada
(905) 455-1990
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:
Reed W. Topham, Esq.
Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
(801) 328-3131

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

Calculation of Registration Fee

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of each class of	registered	offering price	aggregate offering	registration fee
securities to be registered	(4)(5)	per unit (6)(7)	price (3)(4)(5)(6)	(8)
Senior Debt Securities	(1)(3)		(1)	(1)
Subordinated Debt Securities	(1)(3)		(1)	(1)
Special Shares	(1)(3)		(1)	(1)
Warrants to Purchase Common Shares	(1)(2)(3)		(1)	(1)
Common Shares (without par value)	(1)(3)		(1)	(1)
Units comprising one or more classes of the securities above	(1)(3)		(1)	(1)
Total	$200,000,000	-	$200,000,000	$25,760

(1)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number, principal amount or liquidation amount of senior debt securities, subordinated debt securities, special shares, warrants to purchase common shares, common shares of SunOpta Inc., and units comprising one or more classes of these securities as may from time to time be issued at indeterminate prices. The securities registered hereunder shall not have an aggregate offering price which exceeds $200,000,000 in U.S. dollars or the equivalent in any other currency. Amount also includes such indeterminate number of senior debt securities, subordinated debt securities, special shares and common shares of SunOpta Inc. as may be issued upon conversion of or in exchange for any senior debt securities, subordinated debt securities or special shares that provide for conversion of or in exchange for other securities or upon exercise of warrants for common shares.

(2)	Warrants may be sold separately or with senior debt securities, subordinated debt securities, special shares or common shares.

(3)

No separate consideration will be received for the senior debt securities, subordinated debt securities, special shares or common shares issuable upon conversion of or in exchange for senior debt securities, subordinated debt securities or special shares.

(4)	In U.S. dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(5)

Such amount represents the principal amount of any senior debt securities or subordinated debt securities issued at their principal amount, the issue price rather than the principal amount of any senior debt securities or subordinated debt securities issued at an original issue discount, the liquidation preference of any special shares, the amount computed pursuant to Rule 457(c) for any common shares, the issue price of any warrants and the exercise price of common shares issuable upon exercise of warrants.

(6)	Estimated solely for the purpose of computing the registration fee.
(7)	Exclusive of accrued interest and distributions, if any.
(8)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

            The information in this prospectus is not complete and may be changed. The securities being registered may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2014

PROSPECTUS

$200,000,000

Senior Debt Securities, Subordinated Debt Securities, Special Shares, Common Shares, Warrants to Purchase Common Shares and Units of These Securities

SUNOPTA INC.
___________

            This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

            Our common shares are listed on the Nasdaq Global Select Market under the symbol “STKL” and the Toronto Stock Exchange under the symbol “SOY.” On July 1, 2014, the closing price of our common shares on the Nasdaq Global Select Market was $13.92 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

            We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

            INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS , 2014.

            You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.” We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. If you receive any other information, you should not rely on it. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or any accompanying prospectus supplement, as applicable, the information incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Available Information” and “Information Incorporated by Reference.”

            The information in this prospectus and any prospectus supplement is accurate as of the date on the front cover. Information incorporated by reference into this prospectus and any prospectus supplement is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any other date. The representations and warranties contained in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may publicly file in the future may contain representations and warranties made by and to the parties thereto as of specific dates. Those representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

            Unless the context otherwise requires, all references in this prospectus to “SunOpta,” “us,” “our,” “we,” the “Company” or other similar terms are to SunOpta Inc.

AVAILABLE INFORMATION

            We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with applicable Canadian Securities Administrators (the “CSA”). You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at "http://www.sec.gov.” We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

  inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room;

  obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

  obtain a copy from the SEC website.

            Our mailing address is 2838 Bovaird Drive West, Brampton, Ontario L7A 0H2, Canada and our Internet address is www.sunopta.com. Our telephone number is (905) 455-1990. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

PROSPECTUS SUMMARY

            This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on March 6, 2014.

The Company

            SunOpta, a corporation organized under the laws of Canada in 1973, is a leading global company operating businesses focused on a healthy products portfolio that promotes sustainable well-being. With expertise in “field-to-table” integration, we specialize in the sourcing, processing and packaging of natural, organic and specialty food products. Our core natural and organic food operations focus on value-added grain-, fiber- and fruit- and vegetable-based product offerings, supported by a global sourcing and supply infrastructure. Using our integrated business models, we source organic and non-genetically modified (“non-GMO”) crops from growers and suppliers; we process these inputs into raw materials; we convert raw materials into food ingredients; and we process food ingredients into consumer-packaged products. As a general principle, we do not own or operate our own farms, retail stores, or extensively market our own consumer brands. Our assets, operations and employees are principally located in North America and Europe. We have two non-core holdings, an approximate 66% ownership position in Opta Minerals Inc. and its subsidiaries (“Opta Minerals”), a producer, distributor and recycler of industrial materials, and an approximate 19% ownership position in Mascoma Corporation (“Mascoma”), an innovative biofuels company, both on a non-dilutive basis.

Segment Information

We divide our operations into two industry segments:

  SunOpta Foods, which accounted for approximately 88% of our fiscal 2013 consolidated revenues; and

  Opta Minerals, which represented approximately 12% of our fiscal 2013 consolidated revenues.

            In the fourth quarter of 2013, we implemented changes to our organizational structure to align and focus the operations of SunOpta Foods on three key “go-to-market” categories: raw material sourcing and supply; value-added ingredients; and consumer-packaged products. Consequently, we realigned the operating segments of SunOpta Foods to reflect the resulting changes in management reporting and accountability to our Chief Executive Officer. We believe this new operational structure better aligns with SunOpta Foods’ integrated field-to-table business model and product portfolio. The Opta Minerals operating segment remained unchanged.

We operate in the following four reportable segments:

  Global Sourcing and Supply aggregates the Company’s North American-based Raw Material Sourcing and Supply and European-based International Sourcing and Supply operating segments focused on the procurement and sale of specialty and organic grains and seeds, raw material ingredients, and organic commodities.

  Value Added Ingredients manufactures and supplies fiber, grain and fruit ingredients focusing on cereal, bakery, dairy, snack and food service market categories.

  Consumer Products manufactures and supplies branded and private label aseptic beverages; re-sealable pouch products; individually quick frozen (“IQF”) fruits and vegetables; premium juices; shelf stable juices and waters; and fruit- and grain-based snacks.

  Opta Minerals processes, distributes and recycles industrial minerals, silica-free abrasives, and specialty sands for use in the steel, foundry, loose abrasive cleaning, and municipal water filtration industries.

            In addition, Corporate Services provides a variety of management, financial, information technology, treasury and administration services to each of the operating segments from our head office in Brampton, Ontario, and information technology and shared services from our office in Edina, Minnesota.

            Financial information for each reportable segment describing revenues from external customers, a measure of profit or loss, and total assets for the last three fiscal years, as well as financial information about geographic areas for the last three fiscal years, is presented in note 20 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, and has been restated to reflect the realigned operating segments of SunOpta Foods.

            For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption “Information Incorporated by Reference.”

The Offering

Securities we may offer	The securities we may offer from time to time by this prospectus are:

• senior debt securities;
• subordinated debt securities;
• special shares;
• common shares;
• warrants to purchase common shares; or
• units of the above securities.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

Use of proceeds	Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

• acquiring interests or companies in our industry and related businesses;
• reducing or repaying existing or future indebtedness;
• providing additional working capital; and
• capital expenditures.

Risk factors

You should carefully consider all of the information set forth in or incorporated by reference into this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities.

Ratio of Earnings to Fixed Charges

The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated

	Three months ended	2013	2012	2011	2010	2009
	April 5, 2014

Ratio of Earnings to Fixed Charges (1)	4.78	0.92	4.02	3.49	3.17	0.37

(1) The ratio of earnings to fixed charges is determined by dividing fixed charges into income before fixed charges and income taxes, and eliminating undistributed income of less than 50% owned persons. Fixed charges consist of interest expenses and that portion of rental payments which is considered as being representative of the interest factor implicit in our operating leases. The ratios shown above are based on SunOpta’s unaudited interim consolidated financial statements as well as audited consolidated financial statements, which were prepared in accordance with U.S. generally accepted accounting principles.

FORWARD-LOOKING STATEMENTS

            Statements included or incorporated by reference in this prospectus include both historical and “forward-looking” statements under federal securities laws. These statements are based on current expectations and projections about future results and include the discussion of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions of this prospectus, the documents incorporated by reference and in any prospectus supplement, the words “anticipate,” “believe,” “estimate,” “may,” “will,” “expect,” “plan” and “intend” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These statements are based upon the beliefs and assumptions of, and on information available to our management. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to those set forth below under “Risk Factors.” Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and any current reports on Form 8-K.

RISK FACTORS

            An investment in our securities involves certain risks. You should carefully consider all of the information set forth in this prospectus and any prospectus supplement, as well as the information incorporated by reference into this prospectus and any accompanying prospectus supplement. In particular, you should evaluate the following risk factors and the risk factors set forth in any prospectus supplement before making an investment in our common shares. If any of the following circumstances actually occur, our business, financial condition and results of operations could be materially and adversely affected. If that occurs, the trading price of our common shares could decline, and you could lose all or part of your investment.

Our business may be materially and adversely affected if we are unable to renew our North American syndicated credit facilities when they become due on July 27, 2016

            Our North American syndicated credit facilities mature on July 27, 2016. We may not be able to renew these facilities to the same level, or on terms as favorable as in previous years. A reduced facility may impact our ability to finance our business, requiring us to scale back our operations and our use of working capital. Alternatively, obtaining credit on less favorable terms would have a direct impact on our profitability and operating flexibility.

Our credit agreements restrict how we may operate our business, and our business may be materially and adversely affected if these restrictions prevent us from implementing our business plan

            We have a number of credit agreements providing for various credit facilities including a primary facility with a syndicate of lenders. Our credit agreements contain covenants that limit the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, our ability to incur additional indebtedness, to create other liens, to complete a merger, amalgamation or consolidation, to make certain distributions or make certain payments, investments and guarantees and to sell or otherwise dispose of certain assets. These restrictions may hinder our ability to execute on our growth strategy or prevent us from implementing parts of our business plan.

Our business could be materially and adversely affected if we are unable to meet the covenants of our credit facilities

            We are currently in compliance with the financial covenants under our credit agreements. Our ability to comply with these financial covenants in the future will depend on the success of our businesses, our operating results, and our ability to achieve our financial forecasts. Various risks, uncertainties and events beyond our control could affect our ability to comply with the financial covenants and terms of our various credit agreements. Failure to comply with our financial covenants and other terms could result in an event of default and the acceleration of amounts owing under the credit agreements, unless we were able to negotiate a waiver. The lenders could condition any such waiver on an amendment to the credit agreements on terms that may be unfavorable to us. If we are unable to negotiate a covenant waiver or replace or refinance our credit agreements on favorable terms or at all, our business will be adversely impacted.

We may require additional capital to maintain current growth rates, which may not be available on favorable terms or at all

            We have grown via a combination of internal growth and acquisitions requiring available financial resources. Our ability to raise capital, through equity or debt financing, is directly related to our ability to both continue to grow and improve returns from our operations. Debt or equity financing may not be available to us on favorable terms or at all. In addition, an equity financing would dilute our current shareholders and may result in a decrease in our share price if we are unable to realize returns equal to or above our current rate of return. We will not be able to maintain our growth rate and acquire complementary businesses within the natural and organic food industries without continued access to capital resources.

Our customers generally are not obligated to continue purchasing products from us

            Many of our customers buy from us under purchase orders, and we generally do not have long-term agreements with or commitments from these customers for the purchase of products. We cannot provide assurance that our customers will maintain or increase their sales volumes or orders for the products supplied by us or that we will be able to maintain or add to our existing customer base. Decreases in our customers’ sales volumes or orders for products supplied by us may have a material adverse effect on our business, financial condition or results of operations.

Loss of a key customer could materially reduce revenues and earnings

            Although we had no customers that represented over 10% of revenues for the year ended December 28, 2013, the loss or cancellation of business with any of our larger customers could materially and adversely affect our business, financial condition or results of operations.

Consumer preferences for natural and organic food products are difficult to predict and may change

            Approximately 88% of our fiscal 2013 revenues were derived from SunOpta Foods. Our success depends, in part, on our ability and our customers' ability to offer products that anticipate the tastes and dietary habits of consumers and appeal to their preferences on a timely and affordable basis. A significant shift in consumer demand away from our products or products that utilize our integrated foods platform, or our failure to maintain our current market position, could reduce our sales and harm our business. Consumer trends change based on a number of possible factors, including nutritional values, a change in consumer preferences or general economic conditions. Additionally, there is a growing focus among some consumers to buy local food products in an attempt to reduce the carbon footprint associated with transporting food products from longer distances, which could result in a decrease in the demand for food products and ingredients that we import from other countries or transport from remote processing locations or growing regions. These changes could lead to, among other things, reduced demand and price decreases, which could have a material adverse effect on our business.

We operate in highly competitive industries

            We operate businesses in highly competitive product and geographic markets in the U.S., Canada, Europe and various international markets. SunOpta Foods competes with various U.S. and international commercial grain procurement marketers, major companies with food ingredient divisions, other food ingredient companies, stabilizer companies, trading companies, and consumer-packaged food companies that also engage in the development and sale of food ingredients and other food companies involved in natural and organic foods. These competitors may have financial resources and staff larger than ours and may be able to benefit from economies of scale, pricing advantages and greater resources to launch new products that compete with our offerings. We have little control over and cannot otherwise affect these competitive factors. If we are unable to effectively respond to these competitive factors or if the competition in any of our product markets results in price reductions or decreased demand for our products, our business, results of operations and financial condition may be materially impacted.

An interruption at one or more of our manufacturing facilities could negatively affect our business

            We own or lease, manage and operate a number of manufacturing, processing, packaging, storage and office facilities (see Item 2 “Properties” in our 2013 Annual Report on Form 10-K for the fiscal year ended December 28, 2013). An interruption in or the loss of operations at one or more of these facilities, or the failure to maintain our labor force at one or more of these facilities, could delay or postpone production of our products or our ability to deliver such products, which could have a material adverse effect on our business, results of operations and financial condition until we secure an alternate source of supply.

If we lose the services of our key management, our business could suffer

            Our prospects depend to a significant extent on the continued service of our key executives, and our continued growth depends on our ability to identify, recruit and retain key management personnel. We are also dependent on our ability to continue to attract, retain and motivate our personnel. We do not carry key person life insurance on any of our executive officers, with the exception that Opta Minerals carries key person life insurance on the President and Chief Executive Officer of Opta Minerals. If we lose the services of our key management or fail to identify, recruit and retain key personnel, our business, results of operations and financial condition may be materially and adversely impacted.

If we do not manage our supply chain effectively, our operating results may be adversely affected

            Our supply chain is complex. We rely on suppliers for our raw materials and for the manufacturing, processing, packaging and distribution of many of our products. The inability of any of these suppliers to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to rise and our margins to fall. Many of our products are perishable and require timely processing and transportation to our customers. Many of our products can only be stored for a limited amount of time before they spoil and cannot be sold. We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory that may reach its expiration date. If we are unable to manage our supply chain efficiently and ensure that our products are available to meet consumer demand, our operating costs could increase and our margins could fall.

Volatility in the prices of raw materials and energy could increase our cost of sales and reduce our gross margins

            Raw materials used by SunOpta Foods and Opta Minerals represent a significant portion of our cost of sales. Our cost to purchase services and materials, such as grains, fruits and other commodities, processing aids, industrial minerals and natural gas, can fluctuate depending on many factors, including weather patterns, economic and political conditions and pricing volatility. In addition, we must compete for limited supplies of these raw materials and services with competitors having greater resources than us. If our cost of materials and services increases due to any of the above factors, we may not be able to pass along the increased costs to our customers.

            SunOpta Foods enters into a number of exchange-traded commodity futures and options contracts to partially hedge its exposure to price fluctuations on transactions to the extent considered practicable for minimizing risk from market price fluctuations. Futures contracts used for hedging purposes are purchased and sold through regulated commodity exchanges. Inventories, however, may not be completely hedged, due in part to our assessment of exposure from expected price fluctuations and an inability to hedge a number of raw materials.

            Exchange purchase and sales contracts may expose us to risks that a counterparty to a transaction is unable to fulfill its contractual obligation. We may be unable to hedge 100% of the price risk of each transaction due to timing and availability of hedge contracts and third party credit risk. In addition, we have a risk of loss from hedge activity if a grower does not deliver the commodity as scheduled. We also monitor the prices of natural gas and will from time to time lock in a percentage of our natural gas needs based on current prices and expected trends.

            An increase in our cost of sales resulting from an increase in the price of raw materials and energy would have an adverse impact on our financial condition and results of operations.

Climate change legislation could have an impact on our financial condition and consolidated results of operations

            Legislative and regulatory authorities in the U.S., Canada and internationally will likely continue to consider numerous measures related to climate change and greenhouse gas emissions. In order to produce, manufacture and distribute our products, we and our suppliers, use fuels, electricity and various other inputs that result in the release of greenhouse gas emissions. Concerns about the environmental impacts of greenhouse gas emissions and global climate change may result in environmental taxes, charges, regulatory schemes, assessments or penalties, which could restrict or negatively impact our operations, as well as our suppliers, who would likely pass all or a portion of their costs along to us. We may not be able to pass any resulting cost increases along to our customers. Any enactment of laws or passage of regulations regarding greenhouse gas emissions or other climate change legislation by the U.S., Canada or any other international jurisdiction where we conduct business could adversely affect our financial condition and results of operations.

Adverse weather conditions could impose costs on our business

            Our various food products, from seeds and grains to ingredients, fruits, vegetables and other inputs, are vulnerable to adverse weather conditions, including windstorms, floods, droughts, fires and temperature extremes, which are quite common but difficult to predict. Additionally, severe weather conditions may occur with higher frequency or may be less predictable in the future due to the effects of climate change. Unfavorable growing conditions can reduce both crop size and crop quality. In extreme cases, entire harvests may be lost in some geographic areas. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

The exercise of stock options, participation in our employee stock purchase plan and issuance of additional securities could dilute the value of our common shares

            As at December 28, 2013, there were outstanding stock options to purchase 4,024,460 of our common shares, with exercise prices ranging from $0.91 to $13.35 per common share. The exercise of these stock options could result in dilution in the value of our common shares and the voting power represented thereby. Furthermore, to the extent common shares are issued pursuant to the exercise of stock options, the employee stock purchase plan or other issuances of common shares, our share price may decrease due to the additional amount of common shares available in the market. The subsequent sales of these shares could encourage short sales by our shareholders and others which could place further downward pressure on our share price. Moreover, the holders of our stock options may hedge their positions in our common shares by short selling our common shares, which could further adversely affect our stock price.

The Company Does Not Currently Intend to Pay any Cash Dividends on its Common Shares in the Foreseeable Future; Therefore, the Company’s Shareholders May Not be Able to Receive a Return on their Common Shares Until They Sell Them

            The Company has never paid or declared any cash dividends on its common shares. The Company does not anticipate paying any cash dividends on its common shares in the foreseeable future because, among other reasons, the Company currently intends to retain any future earnings to finance its business. The future payment of dividends will be dependent on factors such as cash on hand and achieving profitability, the financial requirements to fund growth, the Company’s general financial condition and other factors the board of directors of the Company may consider appropriate in the circumstances. Until the Company pays dividends, which it may never do, its shareholders will not be able to receive a return on their common shares unless they sell them.

Market for Securities

            There can be no assurance that an active market for the Company’s Securities will be sustained. Holders of Securities may be unable to sell their investments on satisfactory terms. As a result of any risk factor discussed herein, the market price of the Securities of the Company at any given point in time may not accurately reflect the long-term value of the Company. Furthermore, responding to these risk factors could result in substantial costs and divert management’s attention and resources. Substantial and potentially permanent declines in the value of the Securities may result.

            Other factors unrelated to the performance of the Company that may have an effect on the price and liquidity of the Securities include: extent of analytical coverage; lessening in trading volume and general market interest in the Securities; the size of the Company’s public float; and any event resulting in a delisting of securities.

Impairment charges in goodwill or other intangible assets could adversely impact our financial condition and consolidated results of operations

            As a result of our acquisitions, a portion of our total assets is comprised of intangible assets and goodwill. We are required to perform impairment tests of our goodwill and other intangible assets annually, or at any time when events occur that could affect the value of our intangible assets and/or goodwill. We have previously recorded impairment charges to our consolidated statements of operations. We expect to engage in additional acquisitions, which may result in our recognition of additional intangible assets and goodwill. A determination that impairment has occurred would require us to write-off the impaired portion of our goodwill or other intangible assets, resulting in a charge to our earnings. Such a write-off could adversely impact our financial condition and results of operations.

Technological innovation by our competitors could make our food products less competitive

            Our competitors include major food ingredient and consumer-packaged food companies that also engage in the development and sale of food and food ingredients. Many of these companies are engaged in the development of food ingredients and other packaged food products and frequently introduce new products into the market. Existing products or products under development by our competitors could prove to be more effective or less costly than our products.

We rely on protection of our intellectual property and proprietary rights

            The success of SunOpta Foods depends in part on our ability to protect our intellectual property rights. We rely primarily on patent, copyright, trademark and trade secret laws to protect our proprietary technologies. Our policy is to protect our technology by, among other things, filing patent applications for technology relating to the development of our business in the U.S. and in selected foreign jurisdictions.

            Our trademarks and brand names are registered in the U.S., Canada and other jurisdictions. We intend to keep these filings current and seek protection for new trademarks to the extent consistent with business needs. We also rely on trade secrets and proprietary know-how and confidentiality agreements to protect certain of the technologies and processes used by SunOpta Foods.

            The failure of any patents, trademarks, trade secrets or other intellectual property rights to provide protection to our technologies would make it easier for our competitors to offer similar products, which could result in lower sales or gross margins.

We are subject to substantial environmental regulation and policies

            We are, and expect to continue to be, subject to substantial federal, state, provincial and local environmental regulation. Some of the key environmental regulations to which we are subject include air quality regulations of the United States Environmental Protection Agency (“EPA”) and certain city/state air pollution control groups, waste treatment/disposal regulations, including but not limited to specific regulations of the Ontario Ministry of Environment and Energy and the Commonwealth of Virginia, Department of Environmental Quality, sewer regulations under agreements with local city sewer districts, regulations governing hazardous substances, storm water regulations and bioterrorism regulations. For a more detailed summary of the environmental regulations and policies to which we are subject, see “Business – Regulation – SunOpta Foods” and "Business – Regulation – Opta Minerals" in Item 1 of our 2013 Annual Report on Form 10-K for the fiscal year ended December 28, 2013. Our business also requires that we have certain permits from various state, provincial and local authorities related to air quality, storm water discharge, solid waste, land spreading and hazardous waste.

            In the event that our safety procedures for handling and disposing of potentially hazardous materials in certain of our businesses were to fail, we could be held liable for any damages that result and any such liability could exceed our resources. We may be required to incur significant costs to comply with environmental laws and regulations in the future. In addition, changes to environmental regulations may require us to modify our existing plant and processing facilities and could significantly increase the cost of those operations.

            The foregoing environmental regulations, as well as others common to the industries in which we participate, can present delays and costs that can adversely affect business development and growth. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, results of operations and financial condition. In addition, any changes to current regulations may impact the development, manufacturing and marketing of our products, and may have a negative impact on our future results.

SunOpta Foods is subject to significant food and health regulations

            SunOpta Foods is affected by a wide range of governmental regulations in Canada, the U.S., and several countries in Europe, among others. These laws and regulations are implemented at the national level (including, among others, federal laws and regulation in Canada and the U.S.) and by local subdivisions (including, among others, state laws in the U.S. and provincial laws in Canada). We are also subject to regulations of the European Union. We are also subject to the regulatory authority of regulatory agencies in several different countries. Examples of regulatory agencies influencing our operations include: the United States Department of Agriculture (“USDA”), the United States Food and Drug Administration (“FDA”), the United States Department of Homeland Security, the EPA, the Canadian Food Inspection Agency, and Skal, the inspection body for the production of organic products in the Netherlands, among others.

            Examples of laws and regulations that affect SunOpta Foods include laws and regulations applicable to:

  the use of seed, fertilizer and pesticides;
  the purchasing, harvesting, transportation and warehousing of grain and other products;
  the processing and sale of food, including wholesale operations; and
  the product labeling and marketing of food and food products, food safety and food defense.

            These laws and regulations affect various aspects of our business. For example, as described in more detail under “Business – Regulation – SunOpta Foods” in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, certain food ingredient products manufactured by SunOpta Foods are regulated under the 1958 Food Additive Amendments of the Food Drug and Cosmetic Act of 1938 (“FDCA”), as administered by the FDA. Under the FDCA, pre-marketing approval by the FDA is required for the sale of a food ingredient which is a food additive unless the substance is generally regarded as safe, or GRAS, under the conditions of its intended use by qualified experts in food safety. We believe that most products for which we have retained commercial rights are GRAS. However, such status cannot be determined until actual formulations and uses are finalized. As a result, we may be adversely impacted if the FDA determines that our food ingredient products do not meet the criteria for GRAS. In addition, certain USDA regulations set forth the minimum standards producers must meet in order to have their products labeled as “certified organic” and we currently manufacture a number of organic products that are covered by these regulations. While we believe our products and our supply chain are in compliance with these regulations, changes to food regulations may increase our costs to remain in compliance. We could lose our “organic” certification if a facility becomes contaminated with non-organic materials or if we do not use raw materials that are certified organic. The loss of our “organic” certifications could materially harm our business, results of operations and financial condition.

            Changes in any government laws and regulations applicable to our operations could increase our compliance costs, negatively affect our ability to sell certain products or otherwise adversely affect our results of operations. In addition, while we believe SunOpta Foods is in material compliance with all laws and regulations applicable to our operations, we cannot assure you that we have been, or will at all times be, in compliance with all food production and health requirements, or that we will not incur material costs or liabilities in connection with these requirements. Our failure to comply with any laws, regulations or policies applicable to our business could result in fines, lawsuits, enforcement actions, penalties or loss in the ability to sell certain products, any of which could adversely affect our business, results of operations and financial condition.

Our operations are influenced by agricultural policies

            SunOpta Foods is affected by governmental agricultural policies such as price supports and acreage set aside programs and these types of policies may affect our business. The production levels, markets and prices of the grains and other raw products that we use in our business are materially affected by government programs, which include acreage control and price support programs of the USDA. Revisions in these programs, in the U.S. and elsewhere, could have an adverse effect on the results of our operations.

Product liability suits, recalls and threatened market withdrawals, could have a material adverse effect on our business

            The sale of food products for human consumption involves the risk of injury or illness to consumers. Such injuries may result from inadvertent mislabeling, tampering by unauthorized third parties, faulty packaging materials, product contamination, or spoilage. Under certain circumstances, we or our customers may be required to recall or withdraw products, which may lead to a material adverse effect on our business. A product recall or withdrawal could result in significant losses due to the costs of the recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time. Even if a situation does not necessitate a recall or market withdrawal, product liability claims might be asserted against us. While we are subject to governmental inspection and regulations and believe our facilities and those of our co-packers comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness in the future we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We maintain product liability insurance in an amount that we believe to be adequate. However, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Litigation and regulatory enforcement concerning marketing and labeling of food products

            The marketing and labeling of any food product in recent years has brought increased risk that consumers will bring putative class action lawsuits and that the United States Federal Trade Commission (“FTC”) and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of the product. Examples of causes of action that may be asserted in a putative consumer class action lawsuit include fraud, unfair trade practices, recession, and breach of state consumer protection statutes (such as Proposition 65 in California). FTC and/or state attorneys general may bring legal action that seeks removal of a product from the marketplace, fines and penalties. Even when not merited, putative class claims, action by the FTC or state attorneys general enforcement actions can be expensive to defend and adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image and could have a material adverse effect on our financial condition and results of operations.

The value of our ownership position in Opta Minerals is dependent on the ability of Opta Minerals’ management to enhance shareholder value within Opta Minerals

            We have identified our investment in Opta Minerals as a non-core holding. The value of our ownership position in Opta Minerals is dependent on the ability of Opta Minerals’ management to enhance shareholder value within Opta Minerals by executing on growth opportunities that may be identified and pursued, including the effective integration of acquisitions, if any, in order to capitalize on synergy opportunities. Our ability to realize the value of our investment in Opta Minerals is dependent on our ability to identify and act on strategic alternatives, including a possible sale of Opta Minerals or our majority ownership interest in Opta Minerals in the future. However, available strategic alternatives, if any, will depend on market conditions from time to time, and there can be no assurance that any viable strategic alternatives will be identified or pursued.

Our lack of management and operational control over Mascoma may limit our ability to protect or increase the value of our interest in Mascoma

            As of December 28, 2013, we have an approximate 19% non-diluted ownership interest in Mascoma, through a combination of preferred and common shares. We do not have the ability to exercise day–to–day control over Mascoma. The management team of Mascoma could make business decisions that could impair the economic value of our interest in Mascoma. In addition, we have no ability to cause Mascoma to take actions that might be to our benefit, including but not limited to actions relating to a change of control of Mascoma and declarations of dividends to Mascoma’s stockholders. For the foregoing reasons, we may be unable to prevent actions that could have an adverse impact on our investment in Mascoma.

Fluctuations in exchange rates, interest rates and certain commodities could adversely affect our results of operations, financial condition and liquidity

            We are exposed to foreign exchange rate fluctuations as our non-U.S.-based operations are translated into U.S. dollars for financial reporting purposes. We are exposed to changes in interest rates as a significant portion of our debt bears interest at variable rates. We are exposed to price fluctuations on a number of commodities as we hold inventory and enter into transactions to buy and sell products in a number of markets. Additional qualitative and quantitative disclosures about these risks can be found in Item 7A of our 2013 Annual Report on Form 10-K for the fiscal year ended December 28, 2013. As a result of these exposures, fluctuations in exchange rates, interest rates and certain commodities could adversely affect our liquidity, financial condition and results of operations.

We may not be able to effectively manage and integrate acquired companies

            From time to time we may pursue acquisition opportunities that are consistent with our overall growth strategy. Our ability to effectively integrate acquisitions, including our ability to realize potentially available marketing opportunities and cost savings in a timely and efficient manner will have a direct impact on our future results. We may encounter problems in connection with the integration of any new businesses, such as challenges relating to the following:

  integration of an acquired company’s products into our product mix;
  the amount of cost savings that may be realized as a result of our integration of an acquired product or business;
  unanticipated quality and production issues with acquired products;
  adverse effects on business relationships with suppliers and customers;
  diversion of management attention;
  difficulty with personnel and loss of key employees;
  implementation of an integrated enterprise wide accounting and information system and consolidation of back office accounting;
  compatibility of financial control and information systems;
  exchange rate risk with respect to acquisitions outside the U.S.;
  potential for patent and trademark claims or other litigation against or involving the acquired company; and
  in the case of foreign acquisitions, uncertainty regarding foreign laws and regulations and difficulty integrating operations and systems as a result of cultural, systems and operational differences.

Our operating results and share price are subject to significant volatility

            Our net sales and operating results may vary significantly from period to period due to:

  changes in our customers and/or their demand;
  changes in our operating expenses;
  management’s ability to execute our business strategies focused on improved operating earnings;
  personnel changes;
  interruption in operations at our facilities;
  product recalls or market withdrawals;
  legal and administrative cases (whether civil, such as environmental or product related, or criminal), settlements, judgments and investigations;
  foreign currency fluctuations;
  supply shortages or commodity price fluctuations; and
  general economic conditions.

            In addition, our share price may be highly volatile compared to larger public companies. Certain announcements could have a significant effect on our share price, including announcements regarding:

  fluctuations in financial performance from period to period;
  mergers, acquisitions and/or divestitures;
  changes in key personnel;
  strategic partnerships or arrangements;
  litigation and governmental inquiries;
  changes in governmental regulation and policy;
  patents or proprietary rights;
  changes in consumer preferences and demand;
  new financings; and
  general market conditions.

            Higher volatility increases the chance of larger than normal price swings which reduces predictability in the share value of our stock and could impair investment decisions. In addition, price and volume trading volatility in the stock markets can have a substantial effect on our share price, frequently for reasons other than our operating performance. These broad market fluctuations could adversely affect the market price of our common shares.

A substantial portion of our assets and certain of our executive officers and directors are located outside of the U.S.; it may be difficult to effect service of process and enforce legal judgments upon us and certain of our executive officers and directors

            A substantial portion of our assets and certain of our executive officers and directors are located outside of the U.S.. As a result, it may be difficult to effect service of process within the U.S. and enforce judgment of a U.S. court obtained against us or our executive officers and directors. Particularly, our stockholders may not be able to:

  effect service of process within the U.S. on us or certain of our executive officers and directors;
  enforce judgments obtained in U.S. courts against us or certain of our executive officers and directors based upon the civil liability provisions of the U.S. federal securities laws;
  enforce, in a court outside of the U.S., judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws; or
  bring an original action in a court outside of the U.S. to enforce liabilities against us or any of our executive officers and directors based upon the U.S. federal securities laws.

SECURITIES WE MAY OFFER

Types of Securities

            The securities we may offer from time to time by this prospectus are:

  senior debt securities;
  subordinated debt securities;
  special shares;
  common shares;
  warrants to purchase common shares; or
  units of the above securities.

            We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

            The aggregate initial offering price of all securities sold will not exceed $200,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

            We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

  the type and amount of securities which we propose to sell;
  the initial public offering price of the securities;
  the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
  the compensation, if any, of those underwriters, agents or dealers;
  if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;
  material United States and Canadian tax considerations applicable to the securities;
  any material risk factors associated with the securities; and
  any other material information about the offer and sale of the securities.

            In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

USE OF PROCEEDS

            Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

  acquiring interests or companies in our industry and related businesses;
  reducing or repaying existing or future indebtedness;
  providing additional working capital; and
  capital expenditures.

            Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

            This section describes the general terms that will apply to any of the debt securities that we may offer pursuant to this prospectus. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

            As used in this prospectus, any reference to "debt securities" refers to the senior and subordinated debentures, notes, bonds, and other evidences of indebtedness that we may issue and the relevant trustee authenticates and delivers under the indenture. We may issue debt securities under an indenture between us and a qualified trustee. This indenture is referred to in this prospectus as the "indenture." The trustee under the indenture is referred to in this prospectus as the "trustee."

            Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as trustee or co-trustee under the indenture in certain circumstances. Applications may be made to the appropriate Canadian regulatory authorities for exemptive relief from this and other requirements of Canadian law applicable to the indenture. If such relief is not sought and obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

The Indenture

            The material provisions of the indenture are summarized in the following pages. The summary is not complete and is qualified in all respects by reference to the Trust Indenture Act of 1939 and the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. If a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

            Unless we state otherwise in the related prospectus supplement, the indenture does not limit the amount of debt securities that we may issue under such indenture. The related prospectus supplement for the debt securities being offered will include specific terms of the debt securities. These terms will include some or all of the following:

  the title of the debt securities and whether such debt securities are senior or subordinated;
  the total principal amount and permitted denomination of the debt securities;
  the percentage of the principal amount of the debt securities at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  the currency or currencies in which the principal of and interest on the debt securities will be payable;
  the dates on which the principal of the debt securities will mature;
  the interest rate for the debt securities or the method that will be used to determine the interest rate;
  the dates on which interest on the debt securities will be payable and the manner in which interest will be paid;
  any mandatory or optional repayment or redemption provisions;
  any sinking fund provisions;
  any index used to determine the amount of payments of principal and/or interest;
  any additional payment provisions;
  any provision relating to the issuance of discounted debt securities; and
  in the case of debt securities that are convertible into common shares, the conversion price, the period during which the debt securities may be converted and any other terms of conversion which may differ from the indenture or supplemental indenture.

            Some of the debt securities may be sold at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. and Canadian federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

            We may issue some or all of the debt securities in temporary or permanent global form. Until definitive debt securities are ready for delivery, we may use temporary debt securities, which shall be substantially in the form of definitive securities but may have variations we consider appropriate for temporary securities. Without unreasonable delay, we shall deliver definitive securities in exchange for temporary securities. We may issue a global security only to a depository, which may transfer a global security only to its nominee or to a successor depository. A global security will represent the amount of debt securities specified in the global security and may have variations that the depository requires or that we consider appropriate for such a security.

Ranking of Debt Securities

            We may issue unsecured senior or subordinated debt securities from time to time. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus by owning a debt security, you are one of our unsecured creditors.

            The senior debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

            The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our senior indebtedness, as that term is defined in the indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

Certain Covenants Required by the Indenture

            The indenture for the debt securities requires us to comply with certain customary covenants. They include the payment of principal of and interest on the debt securities, delivery of annual compliance reports and certain SEC reports to the trustee, and notification to the trustee of any legal proceeding, event of default (as defined below), any cure or waiver of an event of default, and if and when the debt securities are listed on any stock exchange.

            In addition, the indenture prohibits us from consolidating or merging with or into any other corporation and from selling, transferring or leasing all of our property or substantially all of our property to any corporation, unless:

1)	either we shall be the resulting or surviving entity or such corporation is organized and existing under the laws of Canada;

2)	if we are not the resulting or surviving entity, such corporation assumes by supplemental indenture all of our obligations under the debt securities and the indenture; and
3)	no default exists immediately before and immediately after the transaction.

Events of Default

            "Event of default," when used in the indenture with respect to any of the debt securities, means any of the following:

1)	a default in the payment of interest on any of the debt securities when it becomes due and payable and such default continues for a period of 30 days;
2)	a default in the payment of the principal of any of the debt securities when it becomes due and payable at maturity, upon redemption or otherwise;
3)	failure to comply with any of our other agreements in the debt securities or the indenture and such failure continues for the period and after the notice specified below;
4)

pursuant to or within the meaning of any bankruptcy law (as defined below), the commencement of a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian (as defined below) of us or for all or substantially all of our property, or the making of a general assignment for the benefit of our creditors; or

5)

the entering of an order or decree by a court of competent jurisdiction under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 days.

            Any of the foregoing will constitute an event of default whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term "custodian" means any receiver, trustee, assignee, liquidator or similar official under any bankruptcy law.

            A default under clause (3) above is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities notify us and the trustee of the default and we do not cure the default, or it is not waived, within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied to the extent consistent with law, and state that the notice is a "notice of default."

            If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the debt securities by notice to us and the trustee, may declare the principal of and accrued interest on all the debt securities to be due and payable. In addition, the trustee may pursue any available remedy to collect the payment of principal or interest on the debt securities or to enforce the performance of any provision of the debt securities or the indenture. The trustee may maintain a proceeding even if it does not possess any of the debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or the holder of any debt securities in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.

Discharge of Obligations

            Under the indenture, we will be discharged from our non-administrative obligations under any of the debt securities if:

1)

either (A) all of the outstanding debt securities have been delivered to the trustee for cancellation, or (B) all such debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in the case of (i), (ii), and (iii) above, we have deposited or caused to be deposited with the trustee as trust funds an amount sufficient to pay and discharge all of the outstanding debt securities;

2)	we have paid or caused to be paid all other sums payable under the indenture by us; and
3)

we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture provided for relating to the satisfaction and discharge of the indenture have been complied with.

Amendments of the Indenture

            Under the indenture, we and the trustee may modify our rights and obligations, and the rights of the holders of debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities issued under the indenture affected by the modification. However, we must get the consent of the holder of each debt security affected to make any of the following changes to the debt securities:

1)	reduce the amount of the debt securities whose holders must consent to an amendment;
2)	reduce the interest on or change the time for payment of interest on any of the debt securities;
3)	reduce the principal of or change the fixed maturity of any of the debt securities;
4)	reduce the premium payable upon the redemption of any of the debt securities or change the time at which any of the debt securities may or shall be redeemed;
5)	change the currency in which payments are made;
6)

change any of the provisions governing (i) acceleration, (ii) holders' right to receive payment, and (iii) amendments to the indenture requiring the consent of the holder of each debt security affected;

7)	make any change that adversely affects the right to convert any of the debt securities; or
8)	make any change that adversely affects the preference or priority of the debt securities.

DESCRIPTION OF EQUITY SECURITIES

            The following description of our equity securities does not purport to be complete and is subject, and qualified in its entirety by reference to, our Articles of Amalgamation and By-laws, each as amended, and applicable corporate and securities laws.

Authorized Equity Securities

            We have an authorized share capital consisting of an unlimited number of common shares and an unlimited number of special shares, issuable in series. As of June 27, 2014, there were 66,878,015 common shares issued and outstanding and no special shares issued and outstanding.

Certain Rights of the Common Shares

Dividends

            Subject to the preferences of any series of special shares and any other shares ranking senior to the common shares with respect to the payment of dividends that we may issue, holders of our common shares are entitled to share pro rata in such dividends as may be declared by our Board of Directors. Pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”), we may not declare or pay a dividend if there are reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. We may pay a dividend by issuing fully paid shares, or in money or property.

Liquidation, Dissolution or Winding-Up

            In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, holders of common shares are entitled to share pro rata in our assets available for distribution after we pay our creditors, holders of our special shares (if any) and holders of any other shares ranking senior to the common shares with respect to payment of any distribution.

Voting Rights and Shareholders’ Meetings

            Holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders, except meetings of holders of another class of shares. Each holder of our common shares is entitled to one vote, either in person or by proxy, on all matters submitted to shareholders.

            Our Board of Directors must call an annual meeting of shareholders to be held not later than 15 months after the last preceding annual meeting of shareholders but no later than six months after the end of our preceding financial year end and may, at any time, call a special meeting of shareholders. For purposes of determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may, in accordance with the CBCA and National Instrument 54-101—Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 60 days or less than 30 days before the date on which the meeting is to be held.

            The CBCA provides that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 60 days and not less than 21 days prior to the meeting. Under NASDAQ rules and our by-laws, the presence at a shareholder meeting, in person or represented by proxy, of at least two shareholders holding not less than one-third (33 1/3%) of the outstanding common shares shall constitute a quorum for the purpose of transacting business at the shareholder meeting. A shareholder may participate in a meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

            In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the shares, vote the shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the shares held jointly by them.

No Preemption Rights; Limited Restrictions on Directors’ Authority to Issue Common Shares

            Existing holders of our common shares have no rights of preemption or first refusal under our Articles of Amalgamation, By-laws or the CBCA with respect to future issuances of our common shares. The common shares do not have conversion rights, are not subject to redemption and do not have the benefit of any sinking fund provisions. Subject to the rules and policies of The Nasdaq Stock Market and the TSX and applicable corporate and securities laws, our Board of Directors has the authority to issue additional common shares.

Effect of Issuance of Special Shares

            As discussed in greater detail below under “Special Shares,” the rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of any series of special shares which we may fix in the future.

Special Shares

            Our special shares are issuable in series. Subject to our Articles of Amalgamation and the filing of articles of amendment in accordance with the CBCA, our Board of Directors is authorized, without the approval of shareholders, at any time and from time to time to fix, before issuance, the number, designation, rights, privileges, restrictions and conditions attached to each series of special shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to holders of such series of special shares on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any; and conversion rights, if any. Special shares would rank prior to our common shares with respect to dividends, the distribution of assets and the return of capital on dissolution. Except with respect to the winding up of the Company, the amalgamation of the Company, the sale of all or substantially all of our assets or undertaking of the Company and other matters as to which the holders of special shares are entitled to vote under the CBCA or unless the directors determine otherwise, holders of special shares will not be entitled to vote at meetings of shareholders.

            The authorization of undesignated special shares makes it possible for our Board of Directors to issue special shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control of the Company or our management.

Amendments to our Articles of Amalgamation and By-laws

            Our Articles of Amalgamation, our By-Laws and the CBCA govern the rights of holders of our shares.

            Our shareholders can authorize the alteration of our Articles of Amalgamation to create additional classes of shares or to vary the rights or restrictions attached to any class of our shares by passing a special resolution approved by the holders of at least two-thirds of each class of affected shares represented in person or by proxy at a duly convened meeting of shareholders. Such a special resolution will not be effective until articles of amendment are filed with the Director appointed pursuant to the CBCA.

            Our Board of Directors may, by resolution, make, amend or repeal any by-laws that regulate our business or affairs; provided that the Board of Directors shall submit a by-law, or an amendment or a repeal of a by-law, to the shareholders at the next meeting of the shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders.

Fundamental Changes

            Pursuant to the CBCA, we may not effect any of the following fundamental changes without the consent of the holders of at least two-thirds of each class of our outstanding shares represented in person or by proxy and voting separately as a class at a duly convened meeting of our shareholders:

  any proposed amalgamation involving the Company in respect of which the CBCA requires that the approval of our shareholders be obtained;
  any proposed plan of arrangement pursuant to the CBCA involving the Company in respect of which the CBCA or any order issued by an applicable court requires that the approval of our shareholders be obtained;
  any proposed sale, lease or exchange of all or substantially all our assets or property; and
  any dissolution, liquidation or winding-up of the Company.

Election and Removal of Directors

            At each annual meeting of shareholders, our shareholders are required to elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders. Our Board of Directors may fill vacancies among the Board. In accordance with our By-laws, any director who receives more “withhold” than “for” shareholder votes will be deemed to have tendered his or her resignation as a director.

            Since shareholders do not have cumulative voting rights, holders of more than 50% of our outstanding common shares can elect all of our directors if they choose to do so. In such event, holders of the remaining shares will be unable to elect any director.

            Under the CBCA, at least one quarter of our directors must be resident Canadians.

Anti-takeover Laws

            In Canada, takeover bids are governed by provincial corporate and securities laws and the rules of applicable stock exchanges. The following description of the rules relating to acquisitions of securities and takeover bids to which Canadian corporate and securities laws apply does not purport to be complete and is subject, and qualified in its entirety by reference, to applicable corporate and securities laws, which may vary from province to province.

            A party (the “acquiror”) who acquires beneficial ownership of, or control or direction over, 10% or more of the voting or equity securities of any class of a reporting issuer will generally be required to file with applicable provincial regulatory authorities both a news release and a report containing the information prescribed by applicable securities laws. Subject to the below, the acquiror (including any party acting jointly or in concert with the acquiror) will be prohibited from purchasing any additional securities of the class of the target company previously acquired for a period commencing on the occurrence of an event triggering the aforementioned filing requirement and ending on the expiry of one business day following the filing of the report. This filing process and the associated restriction on further purchases also apply in respect of subsequent acquisitions of 2% or more of the securities of the same class. The restriction on further purchases does not apply to an acquiror that beneficially owns, or controls or directs, 20% or more of the outstanding securities of that class.

            In addition to the foregoing, certain other Canadian legislation may limit a Canadian or non-Canadian entity’s ability to acquire control over or a significant interest in us, including the Competition Act (Canada) and the Investment Canada Act (Canada). Issuers may also approve and adopt shareholder rights plans or other defensive tactics designed to be triggered upon the commencement of an unsolicited bid and make the company a less desirable takeover target.

Listing; Exchange, Transfer Agent and Registrar

            Our common shares are listed on the Nasdaq Global Select Market under the symbol “STKL” and on the TSX under the symbol “SOY.” The transfer agent and registrar for our common shares in the United States is American Stock Transfer and Trust Company, LLC and in Canada is Equity Financial Trust Company.

Other Canadian Laws Affecting U.S. Shareholders

            There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments by us to non-residents of Canada. Dividends paid to U.S. tax residents, however, are subject to a 15% withholding tax (or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting common shares of the corporation) pursuant to Article X of the reciprocal tax treaty between Canada and the United States. The applicable prospectus supplement will include a description of the principal Canadian federal income tax consequences generally applicable in respect of ownership of our common shares.

            There are no limitations specific to the rights of non-residents of Canada to hold or vote our common shares under the laws of Canada or the Province of Ontario, or in our Articles of Amalgamation or By-laws, other than those imposed by the Investment Canada Act (Canada) as discussed below.

            Non-Canadian investors who acquire a controlling interest in us may be subject to the Investment Canada Act (Canada), which governs the basis on which non-Canadians may invest in Canadian businesses. Under the Investment Canada Act (Canada), the acquisition of a majority of the voting interests of an entity (or of a majority of the undivided ownership interests in the voting common shares of an entity that is a corporation) is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of the voting common shares. The acquisition of less than one-third of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is deemed not to be acquisition of control of that corporation.

DESCRIPTION OF WARRANTS

            This section describes the general terms that will apply to any warrants for the purchase of our common shares that may be offered by us, referred to in this prospectus as "warrants" pursuant to this prospectus.

            Warrants may be offered separately or together with any of the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements or indentures covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. These terms will include some or all of the following:

  the designation and aggregate number of warrants;
  the price at which the warrants will be offered;
  the currency or currencies in which the warrants will be offered;
  the designation and terms of the common shares purchasable upon exercise of the warrants;
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;
  the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each warrant;
  the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;
  the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;
  whether the warrants are subject to redemption or call and, if so, the terms of such redemption or call provisions;
  material United States and Canadian tax consequences of owning the warrants; and
  any other material terms or conditions of the warrants.

DESCRIPTION OF UNITS

            The following sets forth certain general terms and provisions of the units. The particular terms and provisions of the units offered pursuant to a prospectus supplement, and the extent to which the general terms described below apply to those units, will be described in such prospectus supplement. The following description, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement, collateral arrangements and depositary arrangements relating to such units.

            The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

            Any prospectus supplement for units will contain the terms and other information with respect to the units being offered thereby, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of any securities comprising the units; (iii) whether the units will be issued in fully registered or “book-entry only” form; and (iv) any other specific terms.

TAX CONSEQUENCES

            Where appropriate, the applicable prospectus supplement will describe the Canadian tax considerations and U.S. federal income tax considerations relevant to the securities being offered by this prospectus.

PLAN OF DISTRIBUTION

            We may offer and sell the securities:

  through one or more dealers or underwriters or a syndicate of underwriters in an underwritten offering;
  directly to investors or to other purchasers, including our affiliates and existing shareholders in a rights offering or otherwise;
  through agents; or
  through a combination of any of these methods.

            The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  the terms of the offering;
  the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
  the name or names of any managing underwriter or underwriters;
  the purchase price of the securities;
  the net proceeds to us from the sale of the securities;
  any delayed delivery arrangements;
  any underwriting discounts, commissions or concessions and other items constituting underwriters’ compensation;
  any discounts or concessions allowed or reallowed or paid to dealers;
  any initial public offering price; and
  any commissions paid to agents.

            Any public offering price, discounts, commissions or other items constituting underwriters’ compensation or any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            We have reserved the right to sell the securities directly to investors, including persons who may be deemed to be underwriters within the meaning of the Securities Act, on our own behalf, in those jurisdictions where we are authorized to do so. We may also sell securities upon the exercise of rights that we may issue to our security holders. In these cases, no underwriters or agents would be involved. The sale of the securities may be effected in transactions (a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

            We and our agents and underwriters may offer and sell the securities at a fixed price or prices which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may from time to time authorize dealers acting as our agents to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

            In connection with offerings of securities, we may enter into derivative transactions with third parties in connection with which such third parties may sell common shares registered hereunder including in short sale transactions. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

            If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities from time to time in one or more transactions, including negotiated transactions, to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. The underwriters may also offer the securities through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.

            In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.

            Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

            Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of their business. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

            If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

            During and after an offering through underwriters, the underwriters may purchase and sell securities in the open market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time. Those transactions may include:

  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over- allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

            These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market, the Toronto Stock Exchange, or another exchange and, if commenced, may be discontinued at any time.

            If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

            Any securities other than our common shares issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

            We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

            Certain legal matters relating to the validity of the securities offered pursuant to this prospectus will be passed upon on our behalf by Wildeboer Dellelce LLP, our Canadian counsel, and Stoel Rives LLP, Portland Oregon.

EXPERTS

            The consolidated financial statements, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, and the effectiveness of our internal control over financial reporting as of December 28, 2013 have been audited by Deloitte LLP, chartered professional accountants, chartered accountants, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

            We are a Canadian corporation with our registered office in Canada and representative offices in the United States and Canada. A majority of our officers and directors, as well as certain of the experts named in this prospectus, are residents of Canada and a substantial portion of our assets and of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on us or such directors, officers or experts or to enforce in United States courts judgments against them obtained in such courts predicated upon the civil liability provisions of the United States federal securities laws. We have been advised by our Canadian counsel, Wildeboer Dellelce LLP of Toronto, Ontario, that there is doubt as to whether Canadian courts would: (a) enforce judgments of United States courts obtained in actions against us or such directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the state securities or “blue sky” laws of any state within the United States; or (b) enforce, in original actions, liabilities against us or such persons predicated solely upon the United States federal securities laws or any such state securities or blue sky laws.

INFORMATION INCORPORATED BY REFERENCE

            The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 filed on March 6, 2014.

2	Our Quarterly Report on Form 10-Q for the quarter ended April 5, 2014 filed on May 15, 2014.

3.	Our Proxy Statement for the 2014 annual meeting of shareholders filed on April 17, 2014.

4.	Our Current Reports on Form 8-K filed on January 13, 2014, February 6, 2014, March 4, 2014, March 6, 2014, May 13, 2014, May 30, 2014 and June 23, 2014.

5.

The description of our common shares and rights set forth in our Current Report on Form 8-K filed on September 2, 2011, including any amendment or report filed for the purpose of updating such description.

            We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: SunOpta Inc., 2838 Bovaird Drive West, Brampton, Ontario L7A 0H2, Canada, Attention Susan Wiekenkamp, (905) 455-1990.

            Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities, and also between the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

            The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800 SEC-0330. The Company files electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

            The information relating to SunOpta contained in this prospectus and any accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            The CBCA, our By-laws and insurance policies maintained by us provide for the indemnification of our directors and officers in respect of certain liabilities incurred in the course of their duties.

            Under the CBCA, we may indemnify a present or former director or officer, or former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of the association with us or another entity. However, we will only indemnify an individual if the following conditions of indemnification are met: (a) the individual acted honestly and in good faith with a view to our best interests, or as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the individual had reasonable grounds for believing the individual’s conduct was lawful. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, an individual is entitled to indemnity from us if the foregoing conditions of indemnification are met and the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. Further, with the approval of a court, we may indemnify an individual in respect of an action by us or on our behalf or on behalf of another entity to procure a judgment in his or her favor, to which the individual is made a party because of his or her association with us or such other entity so long as the foregoing conditions of indemnification are met.

            Our By-laws also provide for the mandatory indemnification of our directors and officers in respect of any action, suit or proceeding that is proposed or commenced in respect of anything done or permitted by the director or officer arising from the execution of the duties of that office and in such other circumstances that the CBCA permits or requires to the fullest extent provided by the CBCA.

            We have purchased and intend to maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, so long as the director or officer acted honestly and in good faith with a view to our best interests.

            Pursuant to our By-laws, we shall indemnify every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives against all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, if such person acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful. Subject to the limitations contained in the CBCA, we may purchase, maintain or participate in such insurance for the benefit of such persons as the board of directors may, from time to time, determine.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The registrant is subject, insofar as its Articles of Amalgamation and internal affairs are concerned, to the laws of Canada, and it has been advised by its Canadian counsel, Wildeboer Dellelce LLP, that, in their opinion, Canadian courts would allow indemnification for liabilities arising under the Securities Act, provided that the indemnification came within the limits of the above quoted sections of the CBCA, since such provisions are not contrary to the public policy of Canada.

SUNOPTA INC.

$200,000,000

Senior Debt Securities, Subordinated Debt Securities, Special Shares, Common Shares, Warrants to Purchase Common Shares and Units of These Securities

PROSPECTUS

              , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus.

Securities and Exchange Commission filing fee		$25,760
Printing expenses		*
Counsel fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based upon the number of issuances and the type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

            The Canada Business Corporations Act (the “CBCA”) imposes certain duties and liabilities on officers and directors and also empowers a corporation to indemnify a present or former director or officer, or former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or another entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the corporation, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Further, with the approval of a court, a corporation may indemnify an individual in respect of an action by it or on its behalf or on behalf of another entity to procure a judgment in his or her favor, to which the individual is made a party because of his or her association with the corporation or such other entity so long as the foregoing conditions of indemnification are met.

            In accordance with the Act, our By-laws also provide for the mandatory indemnification of our directors and officers in respect of any action, suit or proceeding that is proposed or commenced in respect of anything done or permitted by the director or officer arising from the execution of the duties of that office and in such other circumstances that the CBCA permits or requires to the fullest extent provided by the CBCA.

            We have purchased and intend to maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, so long as the director or officer acted honestly and in good faith with a view to our best interests.

            Pursuant to our By-laws, we shall indemnify every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives against all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, if such person acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful. Subject to the limitations contained in the CBCA, we may purchase, maintain or participate in such insurance for the benefit of such persons as the board of directors may, from time to time, determine.

Item 16. Exhibits.

            A list of exhibits included as part of this registration statement is set forth in the Exhibit Index.

Item 17. Undertakings.

            (a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (d)        The undersigned registrant hereby undertakes that:

(1)        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brampton, Province of Ontario, Canada, on July 3, 2014.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher,
Vice President and Chief Financial
Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of SunOpta Inc., a Canadian corporation (the “Company”), hereby constitutes and appoints Steven R. Bromley and Robert McKeracher, and each of them, as his or her true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments, including post-effective amendments, to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 3, 2014:

Signature	Title

/s/ Steven R. Bromley	President, Chief Executive Officer and Director
Steven R. Bromley	(Principal Executive Officer)

/s/ Robert McKeracher	Vice President and Chief Financial Officer
Robert McKeracher	(Principal Financial and Accounting Officer)

/s/ Jeremy N. Kendall	Chairman and Director
Jeremy N. Kendall

/s/ Allan G. Routh	Director
Allan G. Routh

/s/ Katrina Houde	Director
Katrina Houde

/s/ Douglas Greene	Director
Douglas Greene

/s/ Victor Hepburn	Director
Victor Hepburn

/s/ Jay Amato	Director
Jay Amato

/s/ Alan Murray	Director
Alan Murray

/s/ Peter Fraser	Director
Peter Fraser

/s/ Michael Detlefsen	Director
Michael Detlefsen

/s/ John Ruelle	Authorized Representative in the United States
John Ruelle

EXHIBITS

Exhibit
Number	Description of Document

1.1*	Form of Underwriting Agreement for senior debt securities

1.2*	Form of Underwriting Agreement for subordinated debt securities

1.3*	Form of Underwriting Agreement for common shares

1.4*	Form of Underwriting Agreement for special shares

1.5*	Form of Underwriting Agreement for warrants

1.6*	Form of Unit Agreement

4.1	Form of Certificate representing Common Shares, no par value (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 filed on September 2, 2011)

4.2**	Form of Indenture

4.3**	Certificate of Amendment, dated July 10, 2013, to authorize the directors to fix the number of directors to be elected by the shareholders and to appoint one or more directors

4.4**	Amended and Restated By-law No. 14, dated May 27, 2010

4.5*	Form of Warrant Agreement (including form of warrant)

4.6*	Form of Articles of Amendment relating to one or more series of Special Shares

5.1**	Opinion of Wildeboer Dellelce LLP

5.2**	Opinion of Stoel Rives LLP

12.1**	Statement of computation of ratio of earnings to fixed charges

23.1**	Consent of Deloitte LLP

23.2**	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1)

23.3**	Consent of Stoel Rives LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature page of the registration statement)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939
___________________
*	To be filed, if applicable, by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.

**	Filed herewith.